Exhibit 10.11

No.: BLNZJHW-201905120001

Capital Operation Financial Consultant and Strategic Cooperation Agreement

Party A: Tianjin Beroni Biotechnology Co., Ltd.

Party B: Zhejiang Hongwei Investment Co., Ltd.

Signing date: May 20, 2019

Party A: Tianjin Beroni Biotechnology Co., Ltd. (hereinafter referred to as ‘Party A’)

Address: 302, Building 10, Zhonglian Industrial Park, Xiqing Automobile Industrial Zone, Tianjin

Legal representative: ZHANG Boqing

Unified social credit code: 911201113003925013

Tel.:

Party B: Zhejiang Hongwei Investment Co., Ltd. (hereinafter referred to as ‘Party B’)

Address: Floor 29, Xinhua Guojin Center, No. 34, Yingkou Avenue, Heping District, Tianjin

Legal representative: GUO Yue

Unified social credit code: 91330522MA29JRD25U

Tel.: 022-60632992

Article I Service matters of financial consultant

Party A and Party B agree that Party B provides Party A with financial consultant service according to this agreement. Financial consultant services called in this agreement include but not limited to the following contents:

1. Conduct due diligence to Party A;

2. Assist Party A in arrangement of domestic capital operation planning and implementation scheme;

3. Provide Party A with domestic and overseas equity financing, enterprise financing, industrial planning and A-share listing and other capital market operation planning;

4. Assist Party A in contacting, negotiating and reaching transaction with domestic and overseas financial institutions/ investors and drawing up relevant plans, schemes, agreement and other documents;

5. Introduce the state-owned enterprise to cooperate with Party A in implementation of domestic health care project industrial layout; in the process, communicate with various related parties and coordinate the whole progress; including but not limited to government and various functional departments, Party A or its related parties, accounting firm, appraisal firm, law firm, financial institutions and so on;

6. Other work contents put forward by Party A within Party B’s business scope.

Article II Strategic cooperation matters

Party A and Party B agree, according to this agreement, Party B provides Party A with assistance in the aspect of strategic resources integration. The strategic cooperation matters called in this agreement include but not limited to the following contents:

1. Assist Party A in contacting, negotiating and reaching cooperation with the intentional cooperator with resource complementary conditions in the industry and drawing up relevant plans, schemes, agreements and other documents;

2. Within the industrial planning scope provided by Party B for Party A, seek for appropriate industrial landing routes, promote Party A’s health care industrial project and draw up relevant plans, schemes, agreements and other documents;

3. Within the domestic capital market operation planning formulated by Party B for Party A, seek for appropriate opportunity to back-door listing.

Article III Investment matters

After Party B completes due diligence to Party A, and Party A’s equity financing project passes Party B’s investment decision-making committee, Party B proposes to issue private equity fund to intentionally to subscribe 30,000,000 shares of Party A’s American listing company in several batches (the actual amount transferred into account shall prevail. It is not less than 10,000,000 shares). Subscription method is that the holding of major shareholder Mr. ZHANG Boqing of Beroni on behalf of others participates in additional issuance and the shares originally held by Mr. ZHANG Boqing are accepted. The investment income mode of this sum of equity is fixed income plus floating income mode. Specific proportion is agreed by both parties in investment agreement. Mr. ZHANG Boqing issues guarantee to the principal of this sum of equity investment and fixed dividends. If Party B recommends other funding parties to conduct equity investment to Party A, after Party A receives the equity investment funds, the equity financing financial consultant fee collected by Party B is annual yield of 2% of financing amount (the actual signing investment year shall prevail. If it is long-term investment, fee will be collected as 3 years). Other investment terms shall be separately signed agreement by both parties.

Article IV Security deposit and payment

1. Considering that Party B needs to mobilize its own investment and financing resources, pay personnel cost and bear equity investment project raising risk after signing strategic cooperation agreement with Party A, Party B collects security deposit RMB 2,000,000 from Party A. Unless Party B can cover Party B’s corresponding loss with security deposit after reaching consensus through negotiation with Party A when Party A’s serious violation of contract and refusal to accept Party B’s funds causing loss to Party B, security deposit cannot be deducted for any reason.

2. After Party B completes due diligence to Party A, both parties shall sign this strategic cooperation agreement. Within three days after this strategic cooperation agreement is signed, Party A shall pay security deposit RMB 1,000,000 to Party B. The project will be initiated on the date when Party B receives the security deposit paid by Party A or the third party designed by Party A.

3. On the date when Party B or Party B’s related party signs equity financing agreement with Party A, Party A shall pay security deposit RMB 1,000,000 to Party B. Party B will start the equity financing raising work. Party B’s share price of raising and private placement is 85% of the listing transaction price (previous closing price) of Party A’s American listing company in OTCQX on the previous transaction day. The final price of private placement shall be weighted average according to Party A’s raising price.

4. Party A shall pay the consultation fee to the following bank account:

Account name: Zhejiang Hongwei Investment Co., Ltd.

Account No.: 122908372710301

Bank of deposit: China Merchants Bank Tianjin Branch Business Department

5. When one of the following circumstances occurs, Party B shall return all the security deposits to Party A:

(1) On the date when Party B successfully subscribes Party A’s equity agreed by agreement;

(2) Within 65 days (financing term) after the project is initiated, Party A or its related parties fail to actually receive equity investment funds; this agreement is dissolved for any reason or terminated at maturity.

Article V Both parties’ obligations

1. Party A’s obligations:

1) Party A shall cooperate with Party B in completing due diligence procedures; provide the project’s (enterprise’s) detailed materials according to Party B’s requirements, including but not limited to the project’s (enterprise’s) basic materials (business license, enterprise institution code certificate, tax registration certificate), feasibility study report, financing plan document and all of other necessary materials.

2) In the execution process of this agreement, Party A shall try its best to provide necessary support and convenience for Party B’s work.

3) Party A shall timely report to Party B about the situations of connection, negotiation and cooperation, especially the signing of important agreements, and accept Party B’s professional suggestions on major matters.

4) Keep the other party’s business secrets according to this agreement, and guarantee not to use them for other purposes out of this agreement.

5) Party A shall pay consultation fee and success remuneration to Party B according to the agreement.

6) Party A is responsible for solving the priority involved in equity transferred to Party B under the conditions meeting the agreement and other related Party A’s internal procedure matters and positively cooperating in handling the procedure of change in industrial and commercial registration.

2. Party B’s obligations:

1) Sort the data provided by Party A, put forward suggestion and guidance to relevant documents and schemes and so on. Argue feasibility and equip professional personnel to form expert group to implement project work.

2) Conduct legal and appropriate prediction and risk avoidance for project’s smooth implementation; design project operation technical route; be responsible for project connection in early stage.

3) Participate in consultation, negotiation, analysis, argument and be responsible for coordinating institutions, accounting firm, appraisal firm, law firm and other intermediary services related to project activities.

4) Keep business secrets according to this agreement, and guarantee not to use obtained information for other purposes out of this agreement.

5) When necessary, assist in drawing up and checking the law and finance and other affair documents related to the project; abide by professional ethics of relevant industries and be prudent and diligent.

Article VI Statement and guarantee

1. Party A’s statement and guarantee

1) Party A has legal qualification and right to sign this contract and has obtained the authorization and consent of various administrative (including finance, audit and supervision and so on) departments, can accept the terms and conditions of this contract, and sign and perform this contract.

2) All the information and materials provided by Party A to Party B are legal, compliant, true, accurate and complete, there is no major concealment or mistake.

3) In the process of financing/ industrial landing/ capital operation, Party A entrusts Party B as financial consultation institution to provide financing service for it.

4) In the process of financing/ industrial landing/ capital operation, except for Party B’s written consent, Party A or Party A’s related parties cannot directly reach transaction with the fund supplier introduced by Party B.

5) Because Party B’s issuance of professional suggestions to Party A is based on existing information and is limited by various objective conditions, various liabilities caused by Party A’s use of various professional suggestions provided by Party B shall be borne by Party A.

2. Party B’s statement and guarantee

1) Party B has legal qualification and right to sign this contract and has the professional ability and knowledge to provide agreed project services for Party A and has adopted all the necessary actions to obtain authorization, can accept the terms and conditions of this contract, and sign and perform this contract.

2) Abide by laws, administrative laws and regulations, governmental rules and industrial rules and regulations and be prudent and reasonable according to law.

Article VII Responsibility for breach of contract

1. Any party that violates the agreement shall bear corresponding responsibility for breach of contract. Default party shall compensate the direct loss of observant party.

2. Without Party B’s written permission, if Party A directly or indirectly connects, negotiates and reaches transaction with the investor introduced by Party B, Party B has the right to confiscate Party A’s security deposit.

3. When the conditions agreed by this agreement are met, if Party A fails to guarantee the equity holder transfers equity to Party B according to the time agreed by this agreement and this causes actual loss to Party B, Party B has the right to deduct it from the security deposit paid by Party A.

Article VIII Change, dissolution and termination of agreement

1. Without Party A and Party B’s consensus through negotiation and written agreement, any party cannot arbitrarily change any content of this agreement and its appendixes.

2. After this agreement comes into effect, Party A and Party B cannot unilaterally dissolve the contract for any other reasons.

3. After the rights and obligations of this agreement are terminated, both parties shall abide by the principles of honesty and credibility and perform notice, assistance and confidentiality obligation according to the habit of transaction. The confidential terms of this agreement will have legal binding force to both parties all the same after termination of this agreement.

Article IX Dispute resolution

1. If the performance of this agreement is involved in performance of foreign element agreement, the laws and regulations of the People’s Republic of China are applicable. The laws and regulations of the People’s Republic of China are applicable to the dispute resolution.

2. All the disputes caused by this agreement or related to this agreement shall be solved by various parties through friendly negotiation; if negotiation fails, both parties of dispute can sue to the People’s Court with right of jurisdiction in the place where Party A’s domicile is located.

Article X Effectiveness of agreement

1. Effective term of this agreement is three years. After the effective term, this contract can be extended with written confirmation.

2. Appendixes, supplementary agreement of this agreement and relevant documents and letters in execution of specific matters are all the effective constituent parts of this agreement, and have legal binding force to Party A and Party B.

3. This agreement is in duplicate. Party A and Party B hold one respectively. This agreement will come into effect after it is signed by both parties’ legal representatives (or authorized representatives) and affixed official seal.

(There is no text below and it is for signature and seal)

Party A: Tianjin Beroni Biotechnology Co., Ltd.

Tianjin Beroni Biotechnology Co., Ltd. (sealed)

Legal representative (or authorized agent): ZHANG Boqing (signature)

Tel.: +86 2259955771

Party B: Zhejiang Hongwei Investment Co., Ltd. (sealed)

Legal representative (or authorized agent): GUO Yue (signature)

Tel.:

Signing date: May 20, 2019

Signing place: Tianjin